Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Oil States International, Inc. of our reports dated February 23, 2007, with respect to the consolidated financial statements of Oil States International, Inc., Oil States International, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Oil States International, Inc. included in the 2006 Annual Report to Shareholders of Oil States International, Inc.
We consent to the incorporation by reference in the following Registration Statements:
1)	Registration Statement (Form S-3 No. 333-83852) of Oil States International, Inc.

2)	Registration Statement (Form S-3 No. 333-126485) of Oil States International, Inc.

3)	Registration Statements (Form S-8 No. 333-57960 and Form S-8 No. 333-97041) pertaining to the 2001 Equity Participation Plan of Oil States International, Inc.

4)	Registration Statement (Form S-8 No. 333-63050), pertaining to the Deferred Compensation Plan of Oil States International, Inc. and

5)	Registration Statement (Form S-8 No. 333-134312), pertaining to the increase in authorized shares for the Company’s Equity Participation Plan;
of our reports dated February 23, 2007, with respect to the consolidated financial statements of Oil States International, Inc., Oil States International, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Oil States International, Inc., incorporated by reference in this Annual Report (Form 10-K) of Oil States International, Inc.
Houston, Texas
February 23, 2007